UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

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DUKE MINING COMPANY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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Delaware	333-132107	58-2667713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

850 Third Avenue, Suite 1801, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 218-1400

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009, Darren Miles resigned as a member of the board of directors of Duke Mining Company, Inc. (the “Company”) and from his positions as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  Mr Miles’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

On June 1, 2009, Benjamin Mayer was appointed as President of the Corporation. Mr Mayer is also Chairman of the Company’s Board of Directors.

Benjamin Mayer 36, has been the Portfolio Manager for Harborview Capital Management since inception, November 2004. Mr. Mayer has been a managing member and principal to various consulting firms and has been an early stage and savvy investor. He has successfully advised public and private companies for the last 10 years, and has solidified capital requirements over $300 million, for small early stage and emerging growth companies. Mr. Mayer is a member of the board of directors for various private companies and charities, including the school his children attend.

(c) Exhibits

Exhibit
Number	Description
17.1	Resignation Letter of Darren Miles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

DATED: June 5, 2009	DUKE MINING COMPANY, INC.

/s/ BENJAMIN MAYER
Benjamin Mayer
President
Chairman of the Board of Directors